Exhibit 99.1

February 26, 2014
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Chris Ahearn
	704-758-2033	704-758-2304
	tiffany.l.mason@lowes.com	chris.c.ahearn@lowes.com

LOWE’S REPORTS FOURTH QUARTER SALES AND EARNINGS RESULTS
-- Announces $5 Billion Share Repurchase Authorization --

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $306 million for the quarter ended January 31, 2014, a 6.3 percent increase over the same period a year ago. Diluted earnings per share increased 11.5 percent to $0.29 from $0.26 in the fourth quarter of 2012. For the fiscal year ended January 31, 2014, net earnings increased 16.7 percent to $2.3 billion and diluted earnings per share increased 26.6 percent to $2.14.

Included in the above reported results are charges related to long-lived asset impairments which reduced pre-tax earnings for the fourth quarter by $32 million and diluted earnings per share by $0.02. For the same period a year ago, reported results included charges related to long-lived asset impairments and discontinued projects which reduced pre-tax earnings by $8 million and had an insignificant impact on diluted earnings per share.

Sales for the fourth quarter increased 5.6 percent to $11.7 billion from $11.0 billion in the fourth quarter of 2012, and comparable sales increased 3.9 percent. For the fiscal year, sales were $53.4 billion, a 5.7 percent increase over fiscal year 2012, and comparable sales increased 4.8 percent.

“I am pleased with the progress we made throughout 2013, and would like to thank our employees. They have shown unrelenting determination to provide outstanding service to customers every day in each market we serve, as we transform our company,” commented Robert A. Niblock, Lowe’s chairman, president and CEO.

“During the quarter, we delivered solid performance in core home improvement categories, balancing softer sales of seasonal gifts and holiday decorations. When extreme winter weather arrived late in the quarter, our distribution network responded quickly and efficiently to move product where it was most needed,” Niblock added.

Delivering on the commitment to return excess cash to shareholders, the company repurchased $958 million of stock and paid $189 million in dividends in the fourth quarter. For the fiscal year, the company repurchased $3.7 billion of stock and paid $733 million in dividends.

To further deliver on this commitment, the Board of Directors has authorized the repurchase of an additional $5 billion of the company’s common stock. The remaining balance of $1.3 billion under the previous authorization will continue to be utilized, for a total authorization of $6.3 billion as of January 31, 2014. This repurchase authorization has no expiration date. Repurchases will be subject to market conditions and will be made from time to time either in the open market or through private off-market transactions in accordance with the requirements of the Securities and Exchange Commission. The company’s repurchase program may be suspended, discontinued or resumed at any time.

As of January 31, 2014, Lowe’s operated 1,832 home improvement and hardware stores in the United States, Canada and Mexico representing 200.1 million square feet of retail selling space.

A conference call to discuss fourth quarter 2013 operating results is scheduled for today (Wednesday, February 26) at 9:00 am ET. The conference call will be available through a webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter 2013 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until May 20, 2014.

Lowe's Business Outlook

Fiscal Year 2014 (comparisons to fiscal year 2013; based on U.S. GAAP unless otherwise noted)

•	Total sales are expected to increase approximately 5 percent.

•	Comparable sales are expected to increase approximately 4 percent.

•	The company expects to open approximately 15 home improvement and 5 hardware stores.

•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase approximately 65 basis points.

•	The effective income tax rate is expected to be approximately 38.1%.

•	Diluted earnings per share of approximately $2.60 are expected for the fiscal year ending January 30, 2015.

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements of the company's expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, the Company’s strategic initiatives and any statement of an assumption underlying any of the foregoing, constitute "forward-looking statements" under the Act.   Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as continued high rates of unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability and increasing regulation of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors which can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as the psychological effects of lower home prices, and in the level of repairs, remodeling, and additions to existing homes, as well as a general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; and (ix) respond to unanticipated weather conditions that could adversely affect sales. In addition, we could experience additional impairment losses if the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values. For more information about these and other risks and uncertainties that we are exposed to, you should read the "Risk Factors" and "Critical Accounting Policies and Estimates" included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission (the “SEC”) and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release are based upon data available as of the date of this release or other specified date and speak only as of such date.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and the “Risk Factors” included in our Annual Report on Form 10-K to the SEC and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q.  We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 100 home improvement company serving approximately 15 million customers a week in the United States, Canada and Mexico. With fiscal year 2013 sales of $53.4 billion, Lowe’s has more than 1,830 home improvement and hardware stores and 250,000 employees. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Year Ended
	(Unaudited)		(Unaudited)		(Unaudited)
	January 31, 2014		February 1, 2013		January 31, 2014		February 1, 2013
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net sales	$11,660	100.00	$11,046	100.00	$53,417	100.00	$50,521	100.00
Cost of sales	7,618	65.33	7,261	65.73	34,941	65.41	33,194	65.70
Gross margin	4,042	34.67	3,785	34.27	18,476	34.59	17,327	34.30
Expenses:
Selling, general and administrative	3,045	26.12	2,809	25.43	12,865	24.08	12,244	24.24
Depreciation	370	3.17	412	3.73	1,462	2.74	1,523	3.01
Interest - net	128	1.10	109	0.99	476	0.89	423	0.84
Total expenses	3,543	30.39	3,330	30.15	14,803	27.71	14,190	28.09
Pre-tax earnings	499	4.28	455	4.12	3,673	6.88	3,137	6.21
Income tax provision	193	1.66	167	1.51	1,387	2.60	1,178	2.33
Net earnings	$306	2.62	$288	2.61	$2,286	4.28	$1,959	3.88

Weighted average common shares outstanding - basic	1,035		1,109		1,059		1,150
Basic earnings per common share (1)	$0.29		$0.26		$2.14		$1.69
Weighted average common shares outstanding - diluted	1,037		1,112		1,061		1,152
Diluted earnings per common share (1)	$0.29		$0.26		$2.14		$1.69
Cash dividends per share	$0.18		$0.16		$0.70		$0.62

Retained Earnings
Balance at beginning of period	$12,103		$13,602		$13,224		$15,852
Net earnings	306		288		2,286		1,959
Cash dividends	(186)		(178)		(741)		(708)
Share repurchases	(868)		(488)		(3,414)		(3,879)
Balance at end of period	$11,355		$13,224		$11,355		$13,224

(1) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $304 million for the three months ended January 31, 2014 and $286 million for the three months ended February 1, 2013. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,271 million for the fiscal year ended January 31, 2014 and $1,945 million for the fiscal year ended February 1, 2013.
Lowe's Companies, Inc.
Consolidated Statements of Comprehensive Income
In Millions, Except Percentage Data

	Three Months Ended				Year Ended
	(Unaudited)		(Unaudited)		(Unaudited)
	January 31, 2014		February 1, 2013		January 31, 2014		February 1, 2013
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net earnings	$306	2.62	$288	2.61	$2,286	4.28	$1,959	3.88
Foreign currency translation adjustments - net of tax	(40)	(0.34)	—	—	(68)	(0.13)	6	0.01
Net unrealized investment losses - net of tax	—	—	—	—	(1)	—	—	—
Other comprehensive (loss)/income	(40)	(0.34)	—	—	(69)	(0.13)	6	0.01
Comprehensive income	$266	2.28	$288	2.61	$2,217	4.15	$1,965	3.89

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)
		January 31, 2014	February 1, 2013
Assets
Current assets:
Cash and cash equivalents		$391	$541
Short-term investments		185	125
Merchandise inventory - net		9,127	8,600
Deferred income taxes - net		252	217
Other current assets		341	301
Total current assets		10,296	9,784
Property, less accumulated depreciation		20,834	21,477
Long-term investments		279	271
Other assets		1,323	1,134
Total assets		$32,732	$32,666
Liabilities and shareholders' equity
Current liabilities:
Short-term borrowings		$386	$—
Current maturities of long-term debt		49	47
Accounts payable		5,008	4,657
Accrued compensation and employee benefits		785	670
Deferred revenue		892	824
Other current liabilities		1,756	1,510
Total current liabilities		8,876	7,708
Long-term debt, excluding current maturities		10,086	9,030
Deferred income taxes - net		291	455
Deferred revenue - extended protection plans		730	715
Other liabilities		896	901
Total liabilities		20,879	18,809
Shareholders' equity:
Preferred stock - $5 par value, none issued		—	—
Common stock - $.50 par value;
Shares issued and outstanding
January 31, 2014	1,030
February 1, 2013	1,110	515	555
Capital in excess of par value		—	26
Retained earnings		11,355	13,224
Accumulated other comprehensive (loss)/income		(17)	52
Total shareholders' equity		11,853	13,857
Total liabilities and shareholders' equity		$32,732	$32,666

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows
In Millions

	Year Ended
	(Unaudited)
	January 31, 2014	February 1, 2013
Cash flows from operating activities:
Net earnings	$2,286	$1,959
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,562	1,623
Deferred income taxes	(162)	(140)
Loss on property and other assets - net	64	83
Loss on equity method investments	52	48
Share-based payment expense	100	100
Changes in operating assets and liabilities:
Merchandise inventory - net	(396)	(244)
Other operating assets	(5)	(87)
Accounts payable	291	303
Other operating liabilities	319	117
Net cash provided by operating activities	4,111	3,762

Cash flows from investing activities:
Purchases of investments	(759)	(1,444)
Proceeds from sale/maturity of investments	709	1,837
Capital expenditures	(940)	(1,211)
Contributions to equity method investments - net	(173)	(219)
Proceeds from sale of property and other long-term assets	75	130
Acquisition of businesses - net	(203)	—
Other - net	5	4
Net cash used in investing activities	(1,286)	(903)

Cash flows from financing activities:
Net increase in short-term borrowings	386	—
Net proceeds from issuance of long-term debt	985	1,984
Repayment of long-term debt	(47)	(591)
Proceeds from issuance of common stock under share-based payment plans	165	349
Cash dividend payments	(733)	(704)
Repurchase of common stock	(3,710)	(4,393)
Other - net	(15)	22
Net cash used in financing activities	(2,969)	(3,333)

Effect of exchange rate changes on cash	(6)	1

Net decrease in cash and cash equivalents	(150)	(473)
Cash and cash equivalents, beginning of year	541	1,014
Cash and cash equivalents, end of year	$391	$541